Exhibit 5

[ANDREWS KURTH LLP LETTERHEAD]

April 15, 2011

Wal-Mart Stores, Inc.

702 Southwest 8th Street

Bentonville, Arkansas 72716

Wal-Mart Stores, Inc.

$1,000,000,000 1.625% Notes Due 2014

$1,000,000,000 2.800% Notes Due 2016

$1,000,000,000 4.250% Notes Due 2021

$2,000,000,000 5.625% Notes Due 2041

Ladies and Gentlemen:

Reference is made to the Pricing Agreement between Wal-Mart Stores, Inc., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and Wells Fargo Securities, LLC, acting for themselves and as representatives of the other several underwriters named in Schedule I thereto (the “Underwriters”), dated April 11, 2011 (the “Pricing Agreement”), and that certain Underwriting Agreement, dated April 11, 2011 (the “Underwriting Agreement”), between the Company and the Underwriters, as incorporated by reference into the Pricing Agreement (the Underwriting Agreement and the Pricing Agreement are collectively referred to as the “Agreement”).

Further reference is made to (i) the Registration Statement on Form S-3 (File No. 333-156724), which was prepared pursuant to the Securities Act of 1933, as amended (the “Securities Act”), was filed with the Securities and Exchange Commission (the “Commission”) on January 14, 2009, and, upon filing with the Commission, became effective pursuant to Rule 462(e) under the Securities Act (the “Registration Statement”), (ii) Post-Effective Amendment No. 1 to the Registration Statement, which was prepared pursuant to the Securities Act, was filed with the Commission on January 15, 2009 and, upon filing with the Commission, became effective pursuant to Rule 462(e) (the “Post-Effective Amendment”), (iii) the Prospectus dated January 14, 2009 constituting a part of the Registration Statement, including the documents incorporated therein by reference at each pertinent time (the “Base Prospectus”), (iv) the Final Term Sheet, dated April 11, 2011, relating to $1,000,000,000 aggregate principal amount of the Company’s 1.625% Notes Due 2014 (the “2014 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 2.800% Notes Due 2016 (the “2016 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 4.250% Notes Due 2021 (the “2021 Notes”) and $2,000,000,000 aggregate principal amount of the Company’s 5.625% Notes Due 2041 (the “2041 Notes” and, together with the 2014 Notes, the 2016 Notes and the 2021 Notes, the “Notes”), which was filed with the Commission on April 11, 2011 pursuant to

ANDREWS

    KURTH LLP

Wal-Mart Stores, Inc.

April 15, 2011

Rule 433 under the Securities Act (the “Final Term Sheet”), (v) the Prospectus Supplement dated April 11, 2011, which supplements the Base Prospectus and which, along with the Base Prospectus, was filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act on April 13, 2011 (the “Prospectus Supplement”) and (vi) the Indenture, dated as of July 19, 2005 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee under such indenture (in such capacity, the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006, between the Company and the Trustee (the “First Supplemental Indenture”, and the Original Indenture as supplemented by the First Supplemental Indenture, the “Indenture”).

We have acted as counsel to the Company in connection with the offer and sale of the Notes by the Company.

In rendering this opinion, we have examined and relied upon, without independent investigation or verification, executed originals, counterparts or copies of the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended and restated to date and in effect on the date hereof; the Registration Statement; the Post-Effective Amendment; the Base Prospectus; the Final Term Sheet; the Prospectus Supplement; the Indenture; the Agreement; the form of the global notes, to be dated April 18, 2011, which will be issued in the aggregate principal amount of $1,000,000,000 and will be payable to Cede & Co., as the nominee of The Depository Trust Company, which will represent the 2014 Notes being sold to the Underwriters pursuant to the Agreement (the “2014 Global Notes”); the form of the global notes, to be dated April 18, 2011, which will be issued in the aggregate principal amount of $1,000,000,000 and will be payable to Cede & Co., as the nominee of The Depository Trust Company, which will represent the 2016 Notes being sold to the Underwriters pursuant to the Agreement (the “2016 Global Notes”); the form of the global notes, to be dated April 18, 2011, which will be issued in the aggregate principal amount of $1,000,000,000 and will be payable to Cede & Co., as the nominee of The Depository Trust Company, which will represent the 2021 Notes being sold to the Underwriters pursuant to the Agreement (the “2021 Global Notes”); the form of the global notes, to be dated April 18, 2011, which will be issued in the aggregate principal amount of $2,000,000,000 and will be payable to Cede & Co., as the nominee of The Depository Trust Company, which will represent the 2041 Notes being sold to the Underwriters pursuant to the Agreement (the “2041 Global Notes” and, together with the 2014 Global Notes, the 2016 Global Notes and the 2021 Global Notes, the “Global Notes”); resolutions of the Board of Directors of the Company; resolutions of the Executive Committee of the Board of Directors of the Company; the Series Terms Certificate Pursuant to Section 3.01 of the Indenture Relating to 1.625% Notes Due 2014, dated as of April 11, 2011, executed by the Vice President, Finance and Assistant Treasurer of the Company (the “2014 Series Terms Certificate”); the Series Terms Certificate Pursuant to Section 3.01 of the Indenture Relating to 2.800% Notes Due 2016, dated as of April 11, 2011, executed by the Vice President, Finance and Assistant Treasurer of the

ANDREWS

    KURTH LLP

Wal-Mart Stores, Inc.

April 15, 2011

Company (the “2016 Series Terms Certificate”); the Series Terms Certificate Pursuant to Section 3.01 of the Indenture Relating to 4.250% Notes Due 2021, dated as of April 11, 2011, executed by the Vice President, Finance and Assistant Treasurer of the Company (the “2021 Series Terms Certificate”); the Series Terms Certificate Pursuant to Section 3.01 of the Indenture Relating to 5.625% Notes Due 2041, dated as of April 11, 2011, executed by the Vice President, Finance and Assistant Treasurer of the Company (together with the 2014 Series Terms Certificate, the 2016 Series Terms Certificate and the 2021 Series Terms Certificate, the “Series Terms Certificates”); and such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete originals of all documents submitted to us as photostatic, conformed, notarized or certified copies.

In rendering this opinion, we have assumed, without independent investigation or verification, that (i) each natural person signing any document reviewed by us had the legal capacity to do so, (ii) each person signing in a representative capacity (other than on behalf of the Company) had the authority to sign in such capacity, (iii) the Agreement has been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iv) at or prior to the time of delivery of the Global Notes, the authorization of the Notes and of each of the series of notes of which the Notes are a part, including the Series Terms Certificates, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity or enforceability of the Notes, (v) the Global Notes executed and delivered by the Company as contemplated herein will be identical in form to the forms of the Global Notes examined by us as described herein and (vi) the Indenture is and, at the time of delivery of the Notes, will be the legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms.

As to certain facts material to our opinion, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials, the Company and officers or other representatives of the Company.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that (i) upon the execution and delivery of the 2014 Global Notes and the authentication of the 2014 Global Notes in accordance with the terms of the Indenture against payment therefor in accordance with the Agreement, the 2014 Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture; (ii) upon the execution and delivery of the 2016 Global Notes and the authentication of the 2016 Global Notes in accordance with the terms of the Indenture against payment therefor in accordance with the Agreement, the 2016 Notes will

ANDREWS

    KURTH LLP

Wal-Mart Stores, Inc.

April 15, 2011

constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture; (iii) upon the execution and delivery of the 2021 Global Notes and the authentication of the 2021 Global Notes in accordance with the terms of the Indenture against payment therefor in accordance with the Agreement, the 2021 Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture; and (iv) upon the execution and delivery of the 2041 Global Notes and the authentication of the 2041 Global Notes in accordance with the terms of the Indenture against payment therefor in accordance with the Agreement, the 2041 Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture.

The foregoing opinion is qualified to the extent that the enforceability of the Indenture, the Notes or any related document or instrument may be limited by or subject to the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy.

We note that the enforceability of specific provisions of the Indenture and the Notes may be subject to (i) standards of reasonableness and “good faith” limitations and obligations such as those provided in the New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions and (ii) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decision.

We express no opinion as to the enforceability of the severability clauses in Section 1.11 of the Original Indenture, Section 5 of the First Supplemental Indenture or Section 15 of the Global Notes or any provision of the Indenture or the Global Notes that purports to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, including Section 1.15 and Section 12.01 of the Original Indenture and Section 12 of the Global Notes. We express no opinion with respect to the enforceability of (i) the parenthetical clause in Section 8.07(i) of the Original Indenture relating to the limitations on the compensation of trustees or (ii) Section 12.01 of the Original Indenture and Section 12 of the Global Notes to the extent that either of those provisions purport to waive liability for violation of securities laws. We express no opinion as to any provision of the Indenture that purports to confer subject matter jurisdiction in respect of bringing suits, enforcement of judgments or otherwise on any federal court, to the extent such court does not otherwise have such jurisdiction.

ANDREWS

    KURTH LLP

Wal-Mart Stores, Inc.

April 15, 2011

The foregoing opinions are limited in all respects to matters under and governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting those laws), as each is in force and effect as of the date of this opinion. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter may be filed as an exhibit to a Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes by the Company and the Registration Statement and which will be incorporated by reference into the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/ ANDREWS KURTH LLP